UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2006

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Street, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Credit Agreement

On September 25, 2006, Hologic, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement, dated as of September 25, 2006 (the “Amended and Restated Credit Agreement”), by and among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (“Bank of America”), and the other lenders parties thereto (collectively, the “Lenders”). The Amended and Restated Credit Agreement amended and restated the Company’s existing Credit Agreement, dated as of July 24, 2006, by and among the Company, Bank of America, N.A. (the “Prior Credit Agreement”), under which the Lenders committed to provide revolving loans in an aggregate amount of up to $75,000,000. The loans under the Prior Credit Agreement were unsecured and were scheduled to mature on January 23, 2007. Under the Amended and Restated Credit Agreement the Lenders have increased the commitment to provide revolving loans to an aggregate amount of up to $150,000,000 (the “Aggregate Commitment”) and extended the maturity date to September 24, 2011 (the “Maturity Date”). Subject to the terms and conditions of the Amended and Restated Credit Agreement, the Company may from time to time request that the Lenders’ increase their commitment under the Amended and Restated Credit Agreement by an aggregate amount not exceeding $50,000,000.

The Company is obligated to repay the aggregate principal amount of any outstanding loans on the earlier of the Maturity Date or the effective date of any other termination, cancellation or acceleration of the Lenders’ commitments under the Amended and Restated Credit Agreement. The Company may voluntarily prepay its borrowings, in whole or in part, without premium or penalty, but subject to reimbursement of funding losses with respect to prepayment of Eurodollar Rate loans.

Borrowings under the Amended and Restated Credit Agreement are available for working capital, capital expenditures, other general corporate purposes, permitted acquisitions and other permitted purposes set forth in the Amended and Restated Credit Agreement. The Company borrowed approximately $65 million under the facility to finance a portion of the purchase price in connection with its acquisition of Suros Surgical Systems completed on July 27, 2006.

At the Company’s option, loans under the Amended and Restated Credit Agreement will bear interest at a rate equal to (a) Eurodollar Rate - the British Bankers Association London Inter-Bank Offered Rate for dollar deposits (“LIBOR”) plus the applicable margin (as defined in the Amended and Restated Credit Agreement, which margin ranges from 0.625% to 1.00% depending on the Company’s consolidated leverage ratio) or (b) Base Rate - the higher of (i) the Bank of America prime rate and (ii) the Federal Funds rate plus .50% (the “Base Rate”).

Under and subject to the terms and conditions of the Amended and Restated Credit Agreement, Bank of America, N.A. has committed to issue letters of credit for the account of the Company, subject to certain exceptions specified in the Amended and Restated Credit Agreement.

The Company also has a $15,000,000 swing line of credit (the “Swing Line”) under the Amended and Restated Credit Agreement. Each Swing Line loan matures in ten business days, but no later than the Maturity Date, and bears interest at a base rate plus the applicable margin determined on the basis of the Company’s then current credit rating. Borrowings under the Swing Line reduce borrowing capacity under the primary credit facility provided under the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement includes customary representations and warranties, restrictions, events of default and other covenants, including, among other things, covenants regarding delivery of financial statements and other notice requirements, payment of obligations, preservation of existence, maintenance of properties and insurance policies, compliance with laws, books and records, and use of proceeds, as well as certain limitations on liens, investments, incurrence of debt, mergers, consolidations, sales of assets, certain dispositions, certain restricted payments, changes in the nature of the business, transactions with affiliates and acquisitions, all except as otherwise permitted in the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement includes financial covenants requiring the Company to maintain, measured as of the end of each fiscal quarter, a maximum consolidated leverage ratio of 2.50:1.00 and a minimum consolidated interest coverage ratio of 3:00:1.00. The Amended and Restated Credit Agreement also contains events of default that permit the acceleration of the loans and the termination of the Amended and Restated Credit Agreement, including, but not limited to, payment defaults under the Amended and Restated Credit Agreement and cross-default under certain other indebtedness, the breach of certain covenants, the entry of material judgments, and the occurrence of bankruptcy, insolvency or change of control events.

Certain of the Company’s domestic subsidiaries (the “Subsidiary Guarantors”) also agreed to guarantee the obligations under the Amended and Restated Credit Agreement, pursuant to an Amended and Restated Subsidiary Guaranty Agreement, dated September 25, 2006, in favor of the Administrative Agent and the Lenders. In addition, the Company pledged 100% of the outstanding securities of Hologic Investment Corp., a wholly owned subsidiary of the Company, pursuant to a Pledge Agreement dated September 25, 2006.

The description above is a summary of the terms of the Amended and Restated Credit Agreement and related documents. This description does not purport to be complete and it is qualified in its entirety by reference to the agreements themselves. A copy of the Amended and Restated Credit Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following Exhibits are filed as part of this report:

EXHIBIT NO.	DESCRIPTION
10.1	Amended and Restated Credit Agreement dated as of September 25, 2006, among Hologic, Inc., Bank of America, N.A. and the Other Lenders Parties Thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 28, 2006	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir
Chief Financial Officer, Executive Vice President, Finance and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Amended and Restated Credit Agreement dated as of September 25, 2006, among Hologic, Inc., Bank of America, N.A. and the Other Lenders Party Thereto